EXHIBIT 24.1

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer or director, or both, of Southwest Bancorporation of Texas, Inc., a Texas corporation (the “Company”), does hereby constitute and appoint Walter E. Johnson, Paul B. Murphy, Jr. and Randall E. Meyer the undersigned’s true and lawful attorneys and agents (each with authority to act alone), to do any and all acts and things and to execute any and all instruments which said attorneys and agents deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the said Securities Act of the offering, sale and delivery of shares of Common Stock, par value $1 per share (the “Securities”), for potential issuance in connection with the acquisition by the Company of Klein Bancshares, Inc., including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as officer or director, or both, of the Company to a Registration Statement on Form S-4 or to any amendments (including post-effective amendments) thereto filed with the Securities and Exchange Commission in respect of said Securities, and to any instrument or document filed as part of, as an exhibit to or in connection with said Registration Statements or amendments, and the undersigned does hereby ratify and confirm as his own act and deed all that said attorney and agent shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has subscribed these presents this 17th day of June, 2004.

/s/ WALTER E. JOHNSON Walter E. Johnson	Chairman of the Board and Director
/s/ PAUL B. MURPHY, JR. Paul B. Murphy, Jr.	Director
/s/ CARIN M. BARTH Carin M. Barth	Director
/s/ JOHN B. BROCK III John B. Brock III	Director

/s/ ERNEST H. COCKRELL Ernest H. Cockrell	Director
/s/ J. DAVID HEANEY J. David Heaney	Director
/s/ PAUL W. HOBBY Paul W. Hobby	Director
/s/ JOHN W. JOHNSON John W. Johnson	Director
/s/ BARRY M. LEWIS Barry M. Lewis	Director
/s/ FRED R. LUMMIS Fred R. Lummis	Director
/s/ ANDRES PALANDJOGLOU Andres Palandjoglou	Director
/s/ WILHELMINA E. ROBERTSON Wilhelmina E. Robertson	Director
/s/ THOMAS F. SORIERO, SR. Thomas F. Soriero, Sr.	Director

/s/ STANLEY D. STEARNS, JR. Stanley D. Stearns, Jr.	Director